Exhibit 10.4

ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

Petro River Oil Corp (“Assignor”), for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby transfers, assigns, sets over, and delivers unto Petro Exploration Funding II, LLC, a New York limited liability company (“Assignee”), an overriding royalty interest equal to TWO PERCENT (2%) of 8/8ths in the oil, gas and other hydrocarbon substances which may be produced, saved, sold and marketed from the oil and gas leases described in Exhibit A-1 and the Concession Agreement lands as defined and described in Exhibit A-2 (collectively referred to herein as the “Leases”), insofar as said Leases cover the lands specifically described therein, said lands being situated in Osage County, Oklahoma.

TO HAVE AND TO HOLD the overriding royalty interests unto Assignee, its respective successors and assigns forever, with warranty of title by, through, and under the Assignor, but not otherwise. The overriding royalty interests herein conveyed shall be subject to the following provisions and conditions:

1. The overriding royalty interests herein assigned shall be free and clear of and from any and all costs and expenses of developing, operating, producing and marketing, but shall bear its proportionate part of all gross production, severance and other taxes which may be assessed or levied against said overriding royalty interests or the production attributable thereto. Nothing contained herein shall impose on Assignor any covenant, duty or obligation to develop or operate the properties covered by the Leases other than as required by the Leases or to maintain the Leases in effect by the payment of delay rentals.
2. In the event Assignor owns less than the entire and undivided leasehold estate in the lands covered by the Leases, or any of them, the overriding royalty interests herein assigned shall be reduced proportionately and shall be payable to Assignee in the proportion which the leasehold interests owned by Assignor bear to the entire and undivided oil, gas and mineral estates described therein.

3. In the event the Leases, or any of them, cover less than the entire and undivided interest in the oil, gas and other minerals in the lands covered by the Leases, the overriding royalty interests hereby assigned shall be reduced proportionately and shall be payable to Assignee in the proportion which the interests in the oil, gas and other minerals in the lands covered by said Leases bear to the entire and undivided interest in the oil, gas and other minerals in and under said lands.

4. Assignor shall have the right to pool the Leases and the lands covered thereby, or any part thereof, with other lands and leases into units, and if the Assignor shall so pool the Leases and the lands covered thereby voluntarily, or if the Leases and the lands covered thereby, or any part thereof, are pooled with other leases and lands in order to form drilling and spacing units by any governmental authority having jurisdiction, then the overriding royalty interests herein assigned and conveyed shall be reduced in the proportion which the acreage covered by the Leases bears to all of the acreage included in any such pooled unit.

5. The overriding royalty interests herein assigned shall attach and apply to all of the Leases described in Exhibit A-1 and any renewals or extensions thereof, and to any future Leases granted under the Concession Agreement (as defined in Exhibit A-2) and any renewals or extensions thereof.

IN WITNESS WHEREOF, this Assignment has been executed and delivered by Assignor on the date of acknowledgement of signature below, but shall be effective for all purposes as of September __, 2017

PETRO RIVER OIL CORP.

By: __________________________
Stephen Brunner
President

STATE OF _________ )
COUNTY OF ______)

Before me, the undersigned, a Notary Public, in and for said County and State, on September__, 2017, personally appeared Stephen Brunner, to me known to be the identical person who subscribed the foregoing instrument as President of Petro River Oil Corp.

___________________________
Notary Public

EXHIBIT A-1
Oil and Gas Leases

See attached

EXHIBIT A-2
Concession Agreement Lands

All oil and gas leases issued and to be issued to Assignor, its successors and assigns, under and pursuant to the Lease Acquisition and Exploration Agreement, made and entered into as of September 21, 2005, by and between the Osage Tribe of Indians of Oklahoma and Spyglass Energy Group, LLC, as approved by Tribal Resolution No. 31-1240, as amended from time to time, covering the following described lands, all situated in Osage County, Oklahoma:

Range 6 East:
Township 26 North, Range 6 East: Section 1; Section 2 E/2; Section 11 NE/4; Sections 12 and 13; Sections 24 and 25; Section 36 NE/4; and

Township 27 North, Range 6 East: Sections 1 through 5; Section 6 N/2 and SW/4; Section 8 N/2 and SE/4; Sections 9 through 15; Section 16 N/2 and SE/4; Section 21 NE/4; Sections 22 through 26; Section 27 E/2; Sections 35 and 36; and

Township 28 North, Range 6 East: Sections 25 through 36; and

 Range 7 East:
 Township 25 North, Range 7 East: Sections 1 through 6; Section 7 E/2; Sections 8 through 12; Section 13 W/2 and NE/4; Section 14; Section 15 NE/4; and

Township 26 North, Range 7 East: Sections 1 through 36; and

Township 27 North, Range 7 East: Sections 1 through 36; and

Township 28 North, Range 7 East: Sections 25 through 36; and

Range 8 East:
Township 25 North, Range 8 East: Sections 4 through 8; Section 18 NW/4; and

Township 26 North, Range 8 East: Sections 3 through 9; Sections 16 through 21; Sections 28 through 33; and

Township 27 North, Range 8 East: Sections 5 through 8; Section 10; Section 15; Sections 17 through 22; Sections 24 and 25; Sections 27 through 34; and

Township 28 North, Range 8 East: Sections 30 and 31.